Exhibit 99.1

Aerohive Networks Announces Preliminary Third Quarter 2014 Financial Results

SUNNYVALE, CA — October 13, 2014 — Aerohive Networks® (NYSE: HIVE), a leader in controller-less Wi-Fi and cloud-managed mobile networking for the enterprise market, today announced preliminary results for the third quarter of fiscal year 2014 ended September 30, 2014.

Aerohive expects revenue for the third quarter to be approximately $34.5 million to $35.5 million, which is below the Company’s previously stated guidance of $38.0 million to $40.0 million. On a non-GAAP basis, the Company expects gross margin to be between 67.5 percent and 68 percent, in line with the Company’s previously stated guidance.

“As we approached the end of the third quarter we saw weaker-than-expected order volume that led to revenues below our prior guidance. The Q3 shortfall was primarily in our less-developed sales territories where sales capacity is not ramping as quickly as expected and performance has been inconsistent,” stated David Flynn, President and Chief Executive Officer. “Our more mature sales territories generally continued to perform well, following the strong growth they have delivered in recent quarters. We do not believe this quarter’s performance reflects a fundamental shift in the market demand for our products - we added over 1500 new end-customers in the quarter, and we remain confident in our long-term strategy and growing market opportunity.”

The Company also expects for the third quarter net loss per share on a GAAP basis to be in the range of 18 cents to 16 cents, compared with the Company’s previously stated guidance of 16 cents to 14 cents, and net loss per share on a non-GAAP basis to be in the range of 12 cents to 10 cents, compared with the Company’s previously stated guidance of 10 cents to 8 cents.

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended September 30, 2014 and remain subject to completion of the Company’s customary quarterly closing and review procedures. There will not be a conference call in conjunction with this press release.

Third Quarter Financial Results Conference Call

Aerohive Networks will report results for the third quarter of fiscal 2014 and provide guidance for the fourth quarter of fiscal 2014 in its regularly scheduled earnings release and conference call after the market closes on November 5, 2014. The conference call and live webcast for analysts and investors will take place at 2:00 p.m. Pacific Time that day. The call may be accessed by dialing 1-888-461-2024 (toll free) or 1-719-325-2308 (international) and providing the passcode 6230678. The live audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com. An audio replay of the call may be accessed via dial-in at 1-888-203-1112 with the passcode 6230678 or by webcast on the Investor Relations section of Aerohive’s website at http://ir.aerohive.com.

Safe Harbor Statement

This press release contains forward-looking statements concerning the Company’s expected third quarter revenue, gross margin and net loss per share. Those statements are subject to risk and uncertainties, which may result in actual revenue, gross margin and net loss per share being different than current expectations. Those risks and uncertainties include the ongoing review and analysis of Aerohive’s third quarter and fiscal year results and adjustments that may be made during this process. The release also contains forward–looking statements concerning market demand, long-term strategy and growing market opportunity. Those statements are also subject to risks and uncertainties, including general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment and adoption of new products and services, competitive pressures from existing and new companies, and product development delays.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s recent quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Aerohive’s preliminary reported results include certain non-GAAP financial measures, including:

•	non-GAAP gross margin

•	non-GAAP net loss per share

All non-GAAP measures exclude estimates for stock-based compensation expenses, amortization of acquired intangible assets and the periodic fair value re-measurements related to convertible preferred stock warrants. Non-GAAP net loss per share for the third quarter also differs from GAAP net loss per share because it excludes stock-based compensation expense of approximately $2.8 million and intangible asset amortization expense of approximately $0.04 million.

The Company has included non-GAAP financial measures in this press release because they are key measures used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain non-cash expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the dilutive impact of stock-based compensation, which is an ongoing expense for the Company;

•	although amortization is a non-cash charge, the assets being amortized often will have to be replaced in the future, and non-GAAP gross margin and non-GAAP loss per share do not reflect any cash requirement for such replacements;

•	non-GAAP net loss per share does not reflect the periodic fair value re-measurements related to convertible preferred stock warrants; and

•	other companies, including companies in this industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

About Aerohive Networks

Aerohive (NYSE: HIVE) unleashes the power of enterprise mobility. Aerohive’s technology enables organizations of all sizes to use mobility to increase productivity, engage customers, and grow their business. Deployed in over 16,000 enterprises worldwide, Aerohive’s proprietary mobility platform takes advantage of the cloud and a distributed architecture to deliver unified, intelligent, simplified and cost-effective networks. Aerohive was founded in 2006 and is headquartered in Sunnyvale, Calif. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

The Blueshirt Group

Suzanne Schmidt or Melanie Solomon

(408) 769-6720

ir@aerohive.com

AEROHIVE NETWORKS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited; in thousands, except per share amounts)

Quarter Ended September 30, 2014
Gross Profit Reconciliations:
GAAP gross profit	$23,138 – $23,990
Stock-based compensation	$109
Amortization of acquired intangible assets	$41
Non-GAAP gross profit	$23,288 – $24,140
Non-GAAP gross margin	67.5% – 68.0%

Earnings Per Share Reconciliations:
Basic and diluted net loss per share on a GAAP basis	$(0.18) – $(0.16)
Stock-based compensation	0.06
Amortization of acquired intangible assets	—
Periodic re-measurement of convertible preferred stock warrants	—
Basic and diluted net loss per share on a Non-GAAP basis	$(0.12) – $(0.10)

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